UNITED STATES SECURITIES AND EXCHANGE COMMISSION, Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2011

ETERNAL IMAGE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-18889	20-4433227
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

28800 Orchard Lake Road, Suite 130, Farmington, MI		48334
(Address of principal executive offices)		(Zip Code)

Registrants’ telephone number including area code: (248) 932-3333

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 – Entry into a Material Definitive Agreement

On November 18, 2011, Eternal Image, Inc. (the “Company”) entered into a Second Settlement Agreement and Mutual Release (the “Agreement”) with Matthews International Corporation (“Matthews”).  Pursuant to the Agreement, Eternal Image paid Matthews $500 and executed a promissory note in favor of Matthews in the principal amount of $10,500, payable in equal monthly installments until November 15, 2012.  On such date, the entire unpaid principal balance of the promissory note, together with all accrued interest, shall become immediately due and payable.

In consideration for the $500 payment and the promissory note, Matthews released the Company from any claims arising out of the Company’s alleged breach of paragraph 7 of the Settlement Agreement and Mutual Release, dated May 26, 2011, by and between the Company and Matthews, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated June 20, 2011.  The settlement does not constitute an admission of liability or wrongdoing by either party.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 incorporated herein in its entirety by reference.

SECTION 9 – FINANCIAL STATEMENTS and EXHIBITS

Item 9.01(D)    Exhibits

The following exhibit is filed with this report on Form 8-K:

Exhibit Number	Description
10.1	Second Settlement Agreement and Mutual Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ETERNAL IMAGE, INC.

Date: November 22, 2011	By: /s/ Clint Mytych
Clint Mytych
Chief Executive Officer, Chief Financial Officer and Chairman